Exhibit 17

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of CSR plc

We have audited the accompanying consolidated balance sheets of CSR plc and subsidiaries (“the Company”) at 31 December 2010 and 1 January 2010 and the related consolidated income statement, consolidated statements of comprehensive income, consolidated statements of changes in equity and consolidated cash flow statements for each of the 52 week periods ended 31 December 2010 and 1 January 2010 and the 53 week period ended 2 January 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of CSR plc and subsidiaries at 31 December 2010 and 1 January 2010 and the results of their operations and their cash flows for each of the 52 week periods ended 31 December 2010 and 1 January 2010 and the 53 week period ended 2 January 2009, in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal control over financial reporting as of 31 December 2010, based on the criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated 8 February 2011 (See Exhibit 18) expressed an unqualified opinion on the Company’s internal control over financial reporting.

/s/ Deloitte LLP

London, United Kingdom

8 February 2011

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